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                                                                    EXHIBIT 10.9


                                                                 TI/DigitalThink
                                                                 MSC #12491-r
                                                                 Page 1 of 3

                                   AGREEMENT

     WHEREAS, TEXAS INSTRUMENTS INCORPORATED, acting through its Semiconductor Group, ("TI"), with a principal place of business at 13500 North Central Expressway, Dallas, Texas 75243, desires to secure education and training services for its employees; and

     WHEREAS, DIGITALTHINK ("DIGITALTHINK") with a principal office at 860 2nd Street, Suite 12, San Francisco, CA 94107, desires to provide such education and training services for TI,

     NOW, THEREFORE, the parties agree as follows:

1. SCOPE OF WORK: The services to be performed according to this Agreement relate to project management resources, development of course syllabus for TI's course ("COURSE") of instruction for delivery worldwide via Internet as specified in Attachment I (which is attached hereto and by this reference made a part hereof).

2. TERM OF AGREEMENT: The Effective Date of this Agreement shall be May 1, 1997, regardless of the date of execution hereof, and shall continue until December 31, 2002.

3. COMPENSATION: TI shall pay DIGITALTHINK a Pre-payment fee as follows: twenty-five thousand dollars ($25,000.00) upon execution of this Agreement; twenty-five thousand dollars ($25,000.00) at conclusion of Beat Test, and fifty thousand dollars ($50,000.00) upon "live" launch via Internet (Total $100,000.00).

4. COURSE: The COURSE, as currently defined, will contain between 10 and 20 hours of instruction. COURSE development includes all work required to create and build this COURSE for delivery via the Web.

     * DIGITALTHINK RESPONSIBILITIES:
       - Provide project management resources
       - Assist in the design of a COURSE syllabus and outline
       - Review content and provide guidance to content expert
       - Produce the COURSE including technical layout, creation of artwork, use of interactive Java applets and tools, incorporation and production of audio clips, and editing/proofing.

     * TI RESPONSIBILITIES:
       - Identify the content expert prior to the formal start of the project
       - Design the COURSE syllabus and outline detailing lessons, quizzes, exercises, projects, diagrams, and interactive elements
       - Create the COURSE content (this may require as much as 120 hours from the content expert but can vary depending on the state of existing content and the expertise of the expert; content must be provided to DIGITALTHINK in the form of an electronic ASCII file).

5. REPORTS With respect to the services performed by DIGITALTHINK according to this Agreement, DIGITALTHINK shall deliver to TI reports and documentation as may be periodically required by TI.

6. COMMUNICATION AND ADMINISTRATION For and on behalf of DIGITALTHINK and TI, the persons designated below shall have cognizance of the services provided pursuant to this Agreement, and liaison and general administration of the Agreement for DIGITALTHINK and TI shall be through them. All documents required hereunder shall be sent directly to these individuals:

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                                                                    MSC #12491-r
                                                                    Page 2 of 3


IF TO TI:                    IF TO DIGITALTHINK:     WITH COPY TO:
7839 Churchhill Way, MS3984  860 2nd St., Suite 12   8505 Forest Lance, M/S 8670
Dallas, TX 75243             San Francisco, CA 95107 Dallas, TX 75243
Attn: Steve Lindsey          Attn: Pete Goettner     Attn: Mgr., Business
                                                                 Services

 7. WORK PRODUCT COURSE materials designed and developed specifically for TI shall be the exclusive property of TI, and shall not be disclosed to any other person, firm, or corporation, or used by DIGITALTHINK or others without the prior written consent of TI.

 9. CONFLICTING AGREEMENT: DIGITALTHINK warrants that it is not a party to any other existing agreement which would prevent DIGITALTHINK from entering into this Agreement or which would adversely affect this Agreement.

10. INDEPENDENT CONTRACTOR: It is understood and agreed that DIGITALTHINK shall be acting as an independent contractor and not as an agent or employee of TI. Accordingly, DIGITALTHINK assumes all risks and hazards encountered in its performance Agreement, and further DIGITALTHINK shall be solely responsible for all injuries, including death, to all persons and all loss or damage to property which are attributed to DIGITALTHINK performance under this Agreement or that of any agent, employee or subcontractor engaged by DIGITALTHINK.

11.  TERMINATION:

     Either party may terminate this Agreement at any time upon one (1) working days' written notice prior to completion of last phase, i.e. "live" launch on Internet, subject to:

                A.  CAUSE:

                       1. In the event TI terminates this Agreement due to DIGITALTHINK'S material breach of its obligations stated in the Agreement after TI has given written notice of such breach and allowed DIGITALTHINK thirty
                           (30) days to cure, TI liability shall be limited to the payment made to such termination date.

                       2. In the event DIGITALTHINK terminates this Agreement due to TI's material breach of its obligation stated in this Agreement after DIGITALTHINK has given written notice of such breach and allowed TI thirty
                           (30) days to cure, DIGITALTHINK shall be liable for the pre-payment fee, i.e. $100,000).

                B.  WITHOUT CAUSE:

                       1. In the event TI terminates this Agreement without cause, TI will pay DIGITALTHINK the full pre-payment fee ($100,000).

                       2. In the event DIGITALTHINK terminates this Agreement without cause, DIGITALTHINK will refund all funds paid by TI for services rendered under this Agreement.

12. BINDING AGREEMENT: This Agreement shall be binding upon and inure to the benefit of the successors and assigns of TI and shall be binding upon and inure to the benefit of TI's heirs, legal representatives, successors and assigns.

13. GOVERNING LAW: The terms and conditions of this Agreement and performance hereunder shall be construed in accordance with the laws of the State of Texas.

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                                                                    MSC #12491-r
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14.  ASSIGNMENT: This Agreement shall not be assignable by DIGITALTHINK without the written consent of TI, and any purported assignment, including full or partial assignment or delegation to any event or subcontractor, not permitted hereunder, shall be void.

15. MODIFICATION: TI may request DIGITALTHINK to provide additional services in writing at any time during the duration of this Agreement. This Agreement and any attachment hereto shall be modified only by an instrument in writing and signed by duly authorized representatives of the parties.

16. TAXES: DIGITALTHINK shall be solely responsible for payment of all taxes which arise in connection with its business activities in performing services for TI.

17. INSURANCE: DIGITALTHINK shall be solely responsible for all personal injury and property damage caused by DIGITALTHINK negligent or improper actions while performing services for TI, and DIGITALTHINK agrees to maintain general liability insurance coverage, including automobile insurance coverage, adequate to cover this potential liability.

18. RELEASE OF INFORMATION: DIGITALTHINK shall not disclose the subject matter of any TI service order issued to DIGITALTHINK, the terms of this Agreement, or the fact that TI has contracted for its services, without the prior written consent of TI.

19. ENTIRE AGREEMENT: This Agreement, Attachment I, and the service orders issued hereunder constitute the entire business agreement between TI and DIGITALTHINK, and supersedes any other agreements, express or implied. No other terms and conditions shall be applicable, unless agreed upon between TI and DIGITALTHINK by formal written modification of this Agreement. In the event of a conflict between the terms of this Agreement and the terms appearing on the face of any TI service order issued to DIGITALTHINK, the terms of this Agreement shall govern.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date hereof.

TEXAS INSTRUMENTS INCORPORATED          DIGITAL THINK


BY:  /s/ J.F. ESCOBAR                   BY:  /s/ TODD A. CLYDE
     ----------------------------            ----------------------------
        Francisco Escobar                       Todd A. Clyde

TITLE:  MGR, TI MARKETING SVCS          TITLE:  Director Custom Services
       --------------------------              --------------------------

DATE:   4-2-98                          DATE:     4-30-98
     ----------------------------            ----------------------------

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                                                                    ATTACHMENT 1
                                                                    MSC #12491-r
                                                                     Page 1 of 2

                                  ATTACHMENT I

                               STATEMENT OF WORK:

A.    TARGET AUDIENCE/OBJECTIVES

      TI's primary target audience is design engineers for use in the low-cost 'C54xDSK plus platform to:

      *     Experiment with digital signal processing concepts and techniques
      *     Analyze the capabilities of the 'C54x
      *     evaluate the 'C54x for possible use in their designs

B.    BETA TESTING

      At the conclusion of the production phase, DIGITALTHINK will install the COURSE on its live site and begin the beta test phase. The parties estimate this phase should take four weeks to complete. User feedback will be used to improve the COURSE, train tutors, and build responses in the threaded discussion area.

      * DIGITALTHINK will manage the beta test program including the registration of beta testers, collection of beta feedback, and issue resolution

      * TI will identify a minimum of 10 beta testers and provide access to the 'C54x DSK plus for beta test

C.    COURSE DELIVERY

            1.    DIGITALTHINK RESPONSIBILITIES:

                  - Deliver COURSE worldwide via Internet; DIGITALTHINK will initially support North America in 1997 and will establish sites in Europe and Asia in 1998 to improve delivery speed

                  - Ensure the site for this training is up 24 hours per day, 7 days per week, 365 days per year with reasonable, pre-scheduled down time for maintenance and upgrades

                  -     Manage and monitor instructor involvement

                  -     Manage and compensate tutors used to support this COURSE

                  - Collect data and market feedback and provide this to TI; participants will be notified that their personal information is being passed from DIGITALTHINK to TI and will be given the option of being included/excluded from company mailings

                  - Coordinate maintenance and incorporate changes to the COURSE

            2.    TI RESPONSIBILITIES:

                  - Identify an instructor who will be involved in teaching the COURSE; the instructor will spend approximately 1 hour per week participating in chats, discussions, and answering e-mail

                  - Assist in identifying qualified tutors, e.g., former TI employees, trainers, third parties, etc.

                  - Determine how to retrieve and use data and market feedback collected by DIGITALTHINK

                  - Provide content updates and yearly maintenance is estimated at hours per year

D.    PROMOTION/SALES

      TI will take the primary role in selling and promoting this COURSE which may include the following elements:

      *     Education of sales force

      *     Sales programs

      *     Internal TI promotions

      *     Advertising

      *     Public relations

      *     CD-ROM kits
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                                                                    Attachment I
                                                                    MSC #12491-r
                                                                    Page 2 of 2

E.   COST

     1. 3RD PARTY COST: This COURSE will list for $349/seat which includes the $149 DSKplus kit. TI and DIGITALTHINK agrees to sales to 3rd parties, a coupon will be included with the DSKplus kit when a seat has been purchased. The coupon would contain a special code that would allow one user to access the COURSE Web-site for a reasonable period of time to complete the training. Coupons would be printed and supplied by DIGITALTHINK. TI would insert the coupons into the DSKplus kit.

     2. TI COST: TI will get the entire for the DSKplus kit for $149. Until TI's uses $100,000 (prepaid fee) for its internal or "give-a-way" students, $200/seat will be credited to TI, and $100/seat will be credited for all other purchased seats. Upon TI's recouping the $100,000, DIGITALTHINK will receive $200/seat. DIGITALTHINK will track seat purchases and reimburse TI accordingly.